Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2021 (except for the effects of the share split as described in Note 5a, the effect of the restatement as described in Note 14 and subsequent event as described in Note 15 as to which the date is April 13, 2021) in the Registration Statement (Form F-1) and the related Prospectus of Global-e Online Ltd. dated September 7, 2021.

September 7, 2021	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global